Exhibit 5.2

August 6, 2018

International Flavors & Fragrances Inc.

521 West 57th Street

New York, New York 10019

Ladies and Gentlemen:

We have acted as special counsel to International Flavors & Fragrances Inc., a New York corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the post-effective amendment no. 1 to the Company’s registration statement on Form S-3 (No. 333-209889) (including the documents incorporated by reference therein, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering from time to time, together or separately, of (i) shares of the Company’s common stock, par value $0.125 per share (“Common Stock”); (ii) contracts for the purchase or sale of Common Stock (the “Purchase Contracts”); and (iii) units consisting of one or more Purchase Contracts, shares of Common Stock, senior debt securities of the Company (the “Debt Securities”) or any combination thereof (the “Units”). The Common Stock, Purchase Contracts and Units are collectively referred to herein as the “Securities.”

The Securities being registered under the Registration Statement will have an indeterminate aggregate initial offering price and will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

The Purchase Contracts are to be issued from time to time under one or more purchase contract agreements (each such purchase contract agreement, a “Purchase Contract Agreement”), to be entered into between the Company and the purchase contract agent to be named therein.

The Units are to be issued from time to time under one or more unit agreements (each such unit agreement, a “Unit Agreement”), to be entered into between the Company and the unit agent to be named therein.

International Flavors & Fragrances Inc., p. 2

In arriving at the opinions expressed below, we have reviewed the following documents:

(a)	the Registration Statement; and

(b)

copies of the Company’s Restated Certificate of Incorporation and Amended and Restated By-laws certified by the Secretary of State of the State of New York and the corporate secretary of the Company, respectively.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1. The Common Stock, including Common Stock to be issued upon conversion, exchange or exercise of any other Security in accordance with its terms, will be validly issued, fully paid and, except as may otherwise be provided by Section 630 of the Business Corporation Law of the State of New York, non-assessable.

2. The Purchase Contracts will be the valid, binding and enforceable obligations of the Company.

3. The Units will be the valid, binding and enforceable obligations of the Company.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company, (x) we have assumed that the Company and each other party to such agreement or obligation has satisfied or, prior to the issuance of the Securities, will satisfy, those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it and (y) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

In rendering the opinions expressed above, we have further assumed that (i) prior to the issuance of the Securities, the Company will authorize the offering and issuance of the Securities and will duly authorize, approve and establish the final terms and conditions thereof, which terms will conform to the descriptions thereof in the Registration Statement and to the terms of any agreement governing such Securities, and will not violate any applicable law, conflict with any matter of public policy, result in a default under or breach of any agreement or

International Flavors & Fragrances Inc., p. 3

instrument binding upon the Company or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (ii) prior to the issuance of the Securities, the Company will duly authorize, execute and deliver any Purchase Contract Agreement, Unit Agreement or other agreement necessary with respect to the Securities or contemplated by such Securities, any agreement governing those Securities or the Registration Statement, establish the forms of such Securities as necessary or contemplated by any such agreement or by law and will take any other appropriate additional corporate action; (iii) any instruments or receipts evidencing the Securities and any agreement governing the Securities will be governed by New York law; (iv) the Securities will be offered, issued, sold and delivered in compliance with applicable law and any requirements therefor set forth in any corporate action authorizing such Securities and any agreement governing such Securities and in the manner contemplated by the Registration Statement; (v) the Securities will be offered, sold and delivered to, and paid for by, the purchasers thereof at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto, which price, in the case of Common Stock, shall not be less than the par value thereof; and (vi) if issued in certificated form, certificates representing the Securities will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated or countersigned, and if issued in book-entry form, the Securities will be duly registered to the extent required by any applicable agreement.

We note that any designation in the Securities or any applicable agreement governing those Securities of the U.S. federal courts sitting in New York City as the venue for actions or proceedings relating to such Securities or agreement (notwithstanding any waiver thereof) is subject to the power of such courts to transfer actions pursuant to 28 U.S.C. §1404(a) or to dismiss such actions or proceedings on the grounds that such a federal court is an inconvenient forum for such an action or proceeding.

We note that by statute New York provides that a judgment or decree rendered in a currency other than currency of the United States shall be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment or decree. There is no corresponding federal statute and no controlling federal court decision on this issue. Accordingly, we express no opinion as to whether a federal court would award a judgment in a currency other than U.S. dollars or, if it did so, whether it would order conversion of the judgment into U.S. dollars. In addition, to the extent that any Securities or applicable agreement governing those Securities includes a provision relating to indemnification against any loss in obtaining currency due from a court judgment in another currency, we express no opinion as to the enforceability of such provision.

The foregoing opinions are limited to the law of the State of New York.

In giving the foregoing opinions, we have assumed the correctness, without independent investigation, as to legal matters relating to the Debt Securities, of the opinion of Greenberg Traurig, LLP, a copy of which is filed as a part (Exhibit 5.1) of the Registration Statement.

We hereby consent to the use of our name in the prospectus constituting a part of the Registration Statement under the heading “Legal Matters” as counsel for the Company that

International Flavors & Fragrances Inc., p. 4

has passed on the validity of the Securities, and to the use of this opinion letter as a part (Exhibit 5.2) of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. The opinions expressed herein are rendered on and as of the date hereof, and we assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:	/s/ Sung K. Kang
Sung K. Kang, a Partner